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                                                                      EXHIBIT D


                           OFFER TO PURCHASE FOR CASH


              ANY AND ALL OUTSTANDING COMMON SHARES OF COMMON STOCK

                                       OF


                   IIC INDUSTRIES INC. AT $10.50 PER SHARE NET

                                       BY


                               CP HOLDINGS LIMITED


                       THROUGH ITS WHOLLY-OWNED SUBSIDIARY

                        KENYON PHILLIPS ACQUISITION, LLC

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M., NEW YORK CITY
            TIME, ON WEDNESDAY, NOVEMBER 14, 2001, UNLESS EXTENDED.
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                                                               October 15, 2001

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Kenyon Phillips Acquisition, LLC, a company organized under the laws of the Delaware (the "Purchaser"), a wholly-owned subsidiary of CP Holdings Limited, a company organized under the laws of the United Kingdom (the "Offeror"), to act as dealer manager in connection with the Offeror's offer to purchase for cash any and all outstanding shares of common stock, $0.25 par value (the "Common Shares"), of IIC Industries Inc., a Delaware corporation (the "Company"), at a price of $10.50 per Common Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 15, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee

     THE OFFER IS CONDITIONED UPON CERTAIN FACTORS. SEE "THE OFFER -- 7. CERTAIN CONDITIONS OF THE OFFER" OF THE OFFER TO PURCHASE.

     Enclosed for your information and use are copies of the following documents:

     1. Offer to Purchase, dated October 15, 2001;

     2. Letter of Transmittal to be used by holders of Common Shares in accepting the Offer and tendering Common Shares;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if the Common Shares and all other required documents are not immediately available or cannot be delivered to American Stock Transfer and Trust Company (the "Depositary") by the Expiration Date or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

     4. A letter that may be sent to your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;


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       5. Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9; and


       6. Return envelope addressed to the Depositary.


     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 4:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 14, 2001, UNLESS THE OFFER IS EXTENDED.


     In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates evidencing such Common Shares (or a confirmation of a book-entry transfer of such Common Shares into the Depositary's account at one of the Book-Entry Transfer Facilities, as defined in the Offer to Purchase), a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents.


     If holders of Common Shares wish to tender, but cannot deliver their certificates or other required documents, or cannot comply with the procedure for book-entry transfer, prior to the expiration of the Offer, a tender of Common Shares may be effected by following the guaranteed delivery procedure described under "The Offer -- 3. Procedures for Accepting the Offer and Tendering Common Shares" in the Offer to Purchase.


     The Offeror will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Common Shares pursuant to the Offer. However, the Offeror will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.


     Any inquiries you may have with respect to the Offer should be addressed to American Stock Transfer and Trust Company, the Information Agent, at its address and telephone number set forth on the back cover page of the Offer to Purchase.


     Additional copies of the enclosed material may be obtained from the Information Agent, at the address and telephone number set forth on the back cover page of the Offer to Purchase.


                                        Very truly yours,




                                        AMERICAN STOCK TRANSFER
                                        & TRUST COMPANY


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU, OR ANY OTHER PERSON, THE AGENT OF THE PURCHASER, THE OFFEROR, THE INFORMATIONAGENT OR THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE DOCUMENT ENCLOSED HEREWITH AND THE STATEMENTS SPECIFICALLY CONTAINED THEREIN.


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